Exhibit 99.1

Media Contact	IR Contact
Michael Boss	Marlys Johnson
MPC Corporation	MPC Corporation
Phone (208) 893-1057	Phone (605) 232-7456
mjboss@mpccorp.com	marlys.johnson@mpccorp.com

MPC RECEIVES AMEX NOTICE LETTER

NAMPA, ID – MAY 14, 2008 - MPC Corporation (AMEX:MPZ) announced today that it has received a notice letter from the American Stock Exchange (AMEX). The AMEX notice indicates that MPC is not in compliance with Rule 1003(a)(i) of the Amex Company Guide in that it has stockholders’ equity of less than $2 million and has sustained losses from continuing operations and net losses in two of its three most recent fiscal years. The AMEX notice requires that MPC submit to the AMEX by June 9, 2008 its plan to bring the company into compliance with listing standards by November 9, 2009. MPC is in the process of preparing this plan that it intends to submit to Amex by the June 9, 2008 deadline. If MPC does not submit a plan, or if the plan is not accepted by AMEX, the company will be subject to delisting procedures. More information concerning the AMEX notice can be found in the Form 8-K filed today by MPC.

About MPC Corporation

MPC Corporation (AMEX: MPZ), a major U.S. PC vendor since 1991, provides enterprise IT hardware solutions to mid-size businesses, government agencies and education organizations. With its October 2007 acquisition of Gateway’s Professional business, MPC Corporation became the only top-10 U.S. PC vendor focused exclusively on the $43 billion Professional PC market. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different

MPC Receives Amex Notice Letter

May 14, 2008

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from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this press release include statements regarding preparation of a plan for submission to Amex on or before June 9, 2008. There can be no assurance that Amex will accept the plan that will be submitted by MPC, that MPC will make progress consistent with the plan, or that MPC will be able to continue its listing on Amex. Other factors, which could materially affect such forward-looking statements, can be found in MPC Corporation's filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.